Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Investor Relations
(765) 771-5805
ryan.reed@wabashnational.com

Wabash National Corporation Announces Second Quarter 2019 Results

•	Revenue grew at 2 percent year-over-year, all-time quarterly sales record of $626M

•	Operating margin reached a two-year high of 7.6 percent

•	Strong cash generation and active capital deployment in Q2

•	Earnings Per Share of $0.56

•	Full year 2019 EPS outlook raised at midpoint by $.05 to $1.65, range narrowed to $1.58 to $1.72 per share

LAFAYETTE, Ind. – July 31, 2019 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the quarter ended June 30, 2019.
Net sales for the second quarter 2019 increased 2 percent to $626 million from $613 million in the prior year quarter, as growth was led by the Company’s Final Mile and Diversified Products Group Segments. Operating income was $47.5 million in the second quarter of 2019 and the Company achieved a consolidated operating margin of 7.6 percent during the second quarter of 2019, which represents an improvement of 10 basis points from the second quarter of 2018, highlighting the success of both short and long-term initiatives targeting margin expansion.
“I am very pleased with our operating performance during the second quarter. We delivered revenue of $626 million which is an all-time record for Wabash National and we generated our strongest operating margins in two years, driven by the Wabash Management System," explained Brent Yeagy, president and chief executive officer. "The strength of our free cash generation allowed us the flexibility not only to pay our regular quarterly dividend and make progress on debt-reduction, but also to repurchase shares during the quarter.”
Net income for the second quarter 2019 was $31.0 million, or 56 cents per diluted share, which compares to 54 cents in the second quarter of 2018 or 49 cents on a Non-GAAP Adjusted basis. Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the second quarter 2019 was $61.0 million, or 9.7 percent of net sales.
Mr. Yeagy continued, “We are pleased to raise the midpoint of our full-year EPS outlook by 5 cents to $1.65 based on our strong second quarter performance. The midpoint of our outlook for the second half of the year remains unchanged as our stable backlogs give us visibility to strong revenue.”

Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2019 and 2018. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended June 30,	2019	2018	2019	2018	2019	2018
	(dollars in thousands)
New trailers shipped	14,250	15,650	750	650	—	—
Net sales	$400,864	$402,507	$97,026	$94,085	$134,817	$121,209
Gross profit	$46,906	$47,513	$20,123	$16,692	$21,289	$20,923
Gross profit margin	11.7%	11.8%	20.7%	17.7%	15.8%	17.3%
Income (loss) from operations	$39,918	$40,784	$8,911	$4,395	$9,221	$10,258
Income (loss) from operations margin	10.0%	10.1%	9.2%	4.7%	6.8%	8.5%
Commercial Trailer Products’ net sales for the second quarter was $401 million, a decrease of $1.6 million, or 0.4 percent as compared to the prior year quarter. Gross profit margin for the second quarter decreased 10 basis points as compared to the prior year period primarily due to product and customer mix. Operating income decreased $0.9 million, or 2.1 percent, from the second quarter last year to $39.9 million, or 10.0 percent of net sales.
Diversified Products’ net sales for the second quarter were $97 million, an increase of $2.9 million, or 3.1 percent, as compared to the prior year, due primarily to increased demand for liquid tank trailers. Gross profit and profit margin as compared to the prior year period increased $3.4 million and 300 basis points, respectively, as the segment benefited from product mix and cost recovery among other internal initiatives driven by the Wabash Management System. Operating income in the second quarter of 2019 was $8.9 million, or 9.2 percent of net sales, representing an increase of $4.5 million as compared to the prior year period.
Final Mile Products’ net sales for the second quarter totaled $135 million, an increase of $13.6 million, or 11.2 percent, as compared to the prior year, due to strong market and customer demand. Gross profit margin for the second quarter decreased 150 basis points as compared to the prior year period primarily due to product mix and higher employee-related costs. Operating income was $9.2 million, or 6.8 percent of net sales, compared to $10.3 million, or 8.5 percent of net sales in the prior year period.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, adjusted operating income, adjusted net income and adjusted earnings per diluted share. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.
Adjusted operating income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this press release.

Adjusted net income and adjusted earnings per diluted share, each reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net income and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.
Second Quarter 2019 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, July 31, 2019, beginning at 10:00 a.m. EDT.  The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (844) 778-4139, conference ID 7848058. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$140,155	$132,690
Accounts receivable, net	170,177	181,064
Inventories	264,567	184,404
Prepaid expenses and other	40,550	51,261
Total current assets	615,449	549,419
Property, plant, and equipment, net	208,718	206,991
Goodwill	311,085	311,084
Intangible assets	200,089	210,328
Other assets	39,488	26,571
Total assets	$1,374,829	$1,304,393
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$1,880
Current portion of finance lease obligations	317	299
Accounts payable	200,641	153,113
Other accrued liabilities	120,356	116,384
Total current liabilities	321,314	271,676
Long-term debt	489,865	503,018
Finance lease obligations	544	714
Deferred income taxes	32,691	34,905
Other non-current liabilities	28,850	20,231
Total liabilities	873,264	830,544
Commitments and contingencies
Stockholders' equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 54,675,691 and 55,135,788 shares outstanding, respectively	749	744
Additional paid-in capital	634,465	629,039
Retained earnings	186,934	150,244
Accumulated other comprehensive loss	(3,896)	(3,343)
Treasury stock at cost, 20,331,511 and 19,372,735 common shares, respectively	(316,687)	(302,835)
Total stockholders' equity	501,565	473,849
Total liabilities and stockholders' equity	$1,374,829	$1,304,393

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$626,053	$612,690	$1,159,227	$1,104,009
Cost of sales	538,403	527,375	1,002,887	954,576
Gross profit	87,650	85,315	156,340	149,433
General and administrative expenses	26,509	25,778	56,649	50,887
Selling expenses	8,494	8,556	16,717	16,901
Amortization of intangible assets	5,109	4,940	10,238	9,881
Acquisition expenses	—	—	—	68
Income from operations	47,538	46,041	72,736	71,696
Other income (expense):
Interest expense	(7,020)	(7,151)	(14,110)	(14,605)
Other, net	1,081	4,037	912	11,953
Other expense, net	(5,939)	(3,114)	(13,198)	(2,652)
Income before income tax	41,599	42,927	59,538	69,044
Income tax expense	10,639	11,025	13,798	15,870
Net income	$30,960	$31,902	$45,740	$53,174
Net income per share:
Basic	$0.56	$0.55	$0.83	$0.92
Diluted	$0.56	$0.54	$0.82	$0.89
Weighted average common shares outstanding (in thousands):
Basic	55,197	57,879	55,233	57,836
Diluted	55,668	59,274	55,719	60,023

Dividends declared per share	$0.080	$0.075	$0.160	$0.150

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$45,740	$53,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,957	10,330
Amortization of intangibles	10,238	9,881
Net loss (gain) on sale of property, plant and equipment	481	(9,743)
Loss on debt extinguishment	53	174
Deferred income taxes	(2,214)	(81)
Stock-based compensation	5,377	5,390
Non-cash interest expense	523	1,110
Changes in operating assets and liabilities
Accounts receivable	10,886	(46,564)
Inventories	(80,163)	(56,057)
Prepaid expenses and other	(325)	1,756
Accounts payable and accrued liabilities	58,210	72,792
Other, net	1,210	(1,691)
Net cash provided by operating activities	60,973	40,471
Cash flows from investing activities:
Capital expenditures	(14,995)	(11,117)
Proceeds from sale of property, plant and equipment	38	16,426
Other, net	—	3,060
Net cash (used in) provided by investing activities	(14,957)	8,369
Cash flows from financing activities:
Proceeds from exercise of stock options	55	910
Dividends paid	(9,061)	(9,271)
Borrowings under revolving credit facilities	288	423
Payments under revolving credit facilities	(288)	(423)
Principal payments under finance lease obligations	(152)	(143)
Principal payments under term loan credit facility	(15,470)	(940)
Principal payments under industrial revenue bond	—	(92)
Debt issuance costs paid	(71)	—
Convertible senior notes repurchase	—	(80,200)
Stock repurchase	(13,852)	(21,413)
Net cash used in financing activities	(38,551)	(111,149)
Cash, cash equivalents, and restricted cash:
Net increase (decrease) for the period	7,465	(62,309)
At beginning of period	132,690	191,521
At end of period	$140,155	$129,212
Supplemental disclosures of cash flow information:
Cash paid for interest	$13,661	$14,071
Cash paid for income taxes	$10,567	$12,700

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended June 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	14,250	750	—	—	15,000
Used trailers shipped	—	25	—	—	25

New Trailers	$385,842	$49,325	$—	$—	$435,167
Used Trailers	13	739	—	—	752
Components, parts and service	10,622	29,007	4,447	(6,575)	37,501
Equipment and other	4,387	17,955	130,370	(79)	152,633
Total net external sales	$400,864	$97,026	$134,817	$(6,654)	$626,053
Gross profit	$46,906	$20,123	$21,289	$(668)	$87,650
Income (Loss) from operations	$39,918	$8,911	$9,221	$(10,512)	$47,538

2018
New trailers shipped	15,650	650	—	—	16,300
Used trailers shipped	250	50	—	—	300

New Trailers	$385,131	$37,602	$—	$—	$422,733
Used Trailers	2,499	628	—	—	3,127
Components, parts and service	9,042	31,926	2,623	(5,091)	38,500
Equipment and other	5,835	23,929	118,586	(20)	148,330
Total net external sales	$402,507	$94,085	$121,209	$(5,111)	$612,690
Gross profit	$47,513	$16,692	$20,923	$187	$85,315
Income (Loss) from operations	$40,784	$4,395	$10,258	$(9,396)	$46,041

Six Months Ended June 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	26,650	1,450	—	—	28,100
Used trailers shipped	50	50	—	—	100

New Trailers	$711,661	$95,124	$—	$—	$806,785
Used Trailers	150	1,326	—	—	1,476
Components, parts and service	20,955	64,891	7,863	(14,495)	79,214
Equipment and other	9,143	35,333	227,803	(527)	271,752
Total net external sales	$741,909	$196,674	$235,666	$(15,022)	$1,159,227
Gross profit	$82,846	$40,222	$34,813	$(1,541)	$156,340
Income (Loss) from operations	$66,239	$16,955	$11,090	$(21,548)	$72,736

2018
New trailers shipped	28,300	1,200	—	—	29,500
Used trailers shipped	750	50	—	—	800

New Trailers	$695,449	$71,441	$—	$—	$766,890
Used Trailers	6,906	1,714	—	—	8,620
Components, parts and service	17,690	65,894	5,036	(11,853)	76,767
Equipment and other	9,884	50,239	191,632	(23)	251,732
Total net external sales	$729,929	$189,288	$196,668	$(11,876)	$1,104,009
Gross profit	$84,036	$33,990	$32,455	$(1,048)	$149,433
Income (Loss) from operations	$70,265	$9,423	$10,867	$(18,859)	$71,696

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Commercial Trailer Products
Income from operations	$39,918	$40,784	$66,239	$70,265

Diversified Products
Income from operations	8,911	4,395	16,955	9,423

Final Mile Products
Income from operations	9,221	10,258	11,090	10,867
Adjustments:
Acquisition expenses and related charges	—	(164)	—	751
Adjusted operating income	9,221	10,094	11,090	11,618

Corporate
Income from operations	(10,512)	(9,396)	(21,548)	(18,859)
Adjustments:
Acquisition expenses and related charges	—	—	—	68
Adjusted operating income	(10,512)	(9,396)	(21,548)	(18,791)

Consolidated
Income from operations	47,538	46,041	72,736	71,696
Adjustments:
Acquisition expenses and related charges	—	(164)	—	819
Adjusted operating income	$47,538	$45,877	$72,736	$72,515

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$30,960	$31,902	$45,740	$53,174
Income tax expense	10,639	11,025	13,798	15,870
Interest expense	7,020	7,151	14,110	14,605
Depreciation and amortization	10,646	10,107	21,195	20,211
Stock-based compensation	2,791	2,733	5,377	5,390
Acquisition expenses	—	—	—	68
Other non-operating income	(1,081)	(4,037)	(912)	(11,953)
Operating EBITDA	$60,975	$58,881	$99,308	$97,365

Adjusted Net Income[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$30,960	$31,902	$45,740	$53,174
Adjustments:
Facility transactions[3]	—	(3,506)	—	(10,629)
Loss on debt extinguishment	—	—	—	174
Acquisition expenses and related charges	—	(164)	—	819
Tax effect of aforementioned items	—	954	—	2,505
Adjusted net income	$30,960	$29,186	$45,740	$46,043

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Diluted earnings per share	$0.56	$0.54	$0.82	$0.89
Adjustments:
Facility transactions[3]	—	(0.06)	—	(0.18)
Acquisition expenses and related charges	—	—	—	0.01
Tax effect of aforementioned items	—	0.02	—	0.04
Adjusted diluted earnings per share	$0.56	$0.49	$0.82	$0.77

Weighted average number of diluted shares outstanding (in thousands)	55,668	59,274	55,719	60,023
1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense.
2Adjusted net income and adjusted earnings per diluted share reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations.
3Facility transactions in 2018 and 2019 relate to gains and/or losses incurred for the sale or closure of former Company locations.